
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                       2,062,767
<SECURITIES>                                         0
<RECEIVABLES>                                   10,050
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              15,996,248<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  15,914,928<F2>
<TOTAL-LIABILITY-AND-EQUITY>                15,996,248<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            17,623,800<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               811,205
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             16,812,595
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         16,812,595
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                16,812,595
<EPS-PRIMARY>                                    96.23<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include investment in unconsolidated partnership of $13,923,431.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $81,320.
<F4>Total revenue includes rent of $1,118,383, gain on sale of real estate of
$2,655,594, equity in earnings of unconsolidated partnerships of $13,554,417 and other revenue of $295,406.
<F5>Represents net income per Unit of limited partnership interest.

